Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our audit report dated March 31, 2008, in Registration Statement No. 333-140934 for the Post-Effective Amendment No. 2 to Form SB-2/A on Form S-1 on the consolidated financial statements of Southwest Casino Corporation as of and for the years ended December 31, 2007 and 2006.

/s/ Eide Bailly LLP
Minneapolis, Minnesota
August 4, 2008